SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 29, 2008

GRILL CONCEPTS, INC.

(Exact name of registrant as specified in Charter)

Delaware	0-23326	13-3319172
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

6300 Canoga Avenue, Suite 1700

Woodland Hills, California 91367

(Address of Principal Executive Offices)(Zip Code)

818-251-7000

(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On August 29, 2008, Grill Concepts, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Charles N. Mathewson, Trustee of the Charles N. Mathewson Trust (the “Investor”), pursuant to which the Company agreed to sell, and on September 2, 2008, the Company sold, an aggregate of 5,000 shares of Series C Convertible Preferred Stock of the Company (the “Series C Preferred Shares”) and warrants (the “Warrants” and, together with the Series C Preferred Shares, the “Offered Securities;” the offer and sale of the Offered Securities being referred to as the “Offering”) to purchase up to an aggregate of 600,000 shares of common stock (the “Common Stock”) of the Company for aggregate gross proceeds of $5,000,000.

Series C Preferred Shares

Dividends. The Series C Preferred Shares are entitled to cumulative dividends at the rate of 7 1/2% per annum (based on the liquidation preference of $1,000 per share) payable quarterly in cash or, at the sole option of the Investor, in shares of Common Stock; provided, however, that (1) the Investor may, at its sole option, defer receipt of dividends until conversion or redemption of the Series C Preferred Shares, (2) all dividends accruing through March 31, 2011 shall either be payable solely in Common Stock or deferred until after March 31, 2011, and (3) unless and until the shareholders of the Company shall have approved such issuances, no shares of Common Stock shall be issued as dividends on the Series C Preferred Shares if, as a result of such issuance, the Investor would own 20% or more of the outstanding shares of Common Stock of the Company following such issuance (the “Share Cap”). The Company agreed to submit to its shareholders for vote, and to recommend approval of such vote, a proposal to approve issuances of shares as dividends on the Series C Preferred Stock in excess of the Share Cap no later than July 31, 2009 (the “Outside Cap Waiver Date”). In the event that shareholder approval of issuances as dividends of shares of Common Stock in excess of the Share Cap is not received by the Outside Cap Waiver Date, all dividends otherwise payable in Common Stock in excess of the Share Cap shall be payable solely in cash and shall be deemed to be subject to deferral until after March 31, 2011. Shares issued in payment of dividends shall be valued at market price but not less than $0.06 over the market price on August 29, 2008.

Conversion. Each of the Series C Preferred Shares is convertible, at the sole option of the Investor, into 250 shares of Common Stock, or an aggregate of 1,250,000 shares of Common Stock, representing an effective conversion price of $4.00 per share, subject to adjustment for stock splits, reverse stock splits and stock dividends. Unless and until the shareholders of the Company shall have approved such issuances, no Series C Preferred Shares shall be convertible, and no shares of Common Stock shall be issued on conversion of the Series C Preferred Shares if, as a result of such conversion and issuance, the Investor would own 20% or more of the outstanding shares of Common Stock of the Company following such conversion and issuance (the “Conversion Cap”). The Company agreed to submit to its shareholders for vote, and to recommend approval of such vote, a proposal to approve conversions of Series C Preferred Shares in excess of the Conversion Cap at a meeting of shareholders to be held no later than July 31, 2009.

Redemption. On or after the earlier of (i) August 31, 2013 or (ii) an uncured default in the payment of dividends or in the payment of certain indebtedness, the Investor may, at his sole option and upon the giving of a written notice (a “Redemption Notice”) to the Company and delivery to the Company of the certificate(s) (the “Redeemed Share Certificates”) evidencing the shares of Series C Preferred Stock to be so redeemed (the “Redeemed Shares”), require that the Company redeem, out of funds legally available therefor, some or all then outstanding Series C Preferred Shares for an amount (the “Redemption Amount”) equal to (x) the Series C Liquidation Preference multiplied by the number of Series C Preferred Shares to be redeemed, plus (y) accrued and unpaid dividends thereon, and the Company shall, not later than five (5) business days following receipt of the Redemption Notice and the Redeemed Share Certificates (the “Early Redemption Date”), redeem the Redeemed Shares covered by the Redemption Notice by paying to the Investor, in cash, the applicable Redemption Amount.

Series C Preferred Shares not previously converted or redeemed and then outstanding shall, on August 31, 2015 (the “Final Redemption Date”), be redeemed by the Company out of funds lawfully available therefor at a price equal to the Redemption Amount.

The Company shall have the right to redeem the Series C Preferred Shares upon the occurrence of certain deemed liquidation events.

Voting. The Series C Preferred Shares shall be entitled to vote on an as converted basis on all matters submitted to a vote of the holders of the Company’s Common Stock.

Liquidation. The Series C Preferred Shares are entitled to a preference upon liquidation of $1,000 per share plus all accrued and unpaid dividends.

Warrant

The Warrant entitles the Investor to purchase up to 600,000 shares of Common Stock at any time prior to September 2, 2015 at an exercise price equal to $4.00 per share, subject to adjustment upon certain corporate events, including stock dividends, distributions and reclassifications.

Registration Rights Agreement

On September 2, 2008, in connection with the closing of the transactions contemplated in the Purchase Agreement, the Company and the Investor entered into a Registration Rights Agreement under which the Company agreed to (i) file, within 45 days following written demand by the Investor, a registration statement covering the Common Stock underlying the Offered Securities, and (ii) grant certain piggyback registration rights to the Investor.

Agreement Regarding Director Nomination

On September 2, 2008, in connection with the closing of the transactions contemplated in the Purchase Agreement, the Company and the Investor entered into a letter agreement pursuant to which the Company agreed, subject to compliance with the Company’s guidelines for qualification and nomination of directors, to nominate a designee of the Investor for election as a director of the Company at the next annual meeting of shareholders of the Company.

Reset of 2007 Warrants

Pursuant to the terms of warrants (the “2007 Warrants”) issued during 2007 representing the right to purchase an aggregate of 735,000 shares of Common Stock, as a result of the sale of the Offered Securities, the exercise price of the 2007 Warrants was automatically reduced from $8.05 per share to the floor price of $7.00 per share.

The foregoing is qualified in its entirety by reference to the documents filed herewith as Exhibits 4.1, 4.2, 4.3, 10.1 and 10.2.

Item 3.02.	Unregistered Sales of Equity Securities.

On September 2, 2008, the Company sold the Offered Securities for $5,000,000. See Item 1.01 above.

The Offered Securities were offered by the Company in a private placement transaction pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder. The Investor represented that it is an “accredited investor”, as defined in Rule 501 promulgated under the Securities Act.

No placement agents, underwriters or finders participated in the Offering and no commissions or similar fees were paid in connection with the Offering.

Other than its status as a principal shareholder of the Company, the Investor had no relationship with the Company prior to the Offering.

This Current Report of Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities. At the time of their issuance, the Series C Preferred Shares and Warrants and the underlying shares of Common Stock issuable upon conversion of the Series C Preferred Shares and exercise of the Warrants have not been registered under the Securities Act, or any applicable state securities laws and may not be offered or sold in the United States, absent registration or an applicable exemption from such registration requirements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

4.1	Certificate of Designation of Series C Convertible Preferred Stock

4.2	$4.00 Warrant, dated September 2, 2008

4.3	Registration Rights Agreement, dated September 2, 2008

10.1	Securities Purchase Agreement, dated August 29, 2008, relating to the sale of Series C Convertible Preferred Stock and Warrant

10.2	Letter Agreement, dated September 2, 2008, relating to the nomination of a director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GRILL CONCEPTS, INC.

Dated: September 2, 2008	By:	/s/ Philip Gay
Philip Gay President and Chief Executive Officer

5